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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-76349 on Form S-3 of IXC Communications, Inc. of our report on National Teleservice, Inc. dated July 28, 1997, appearing in the Annual Report on Form 10-K of IXC Communications, Inc. for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
June 1, 1999